PURCHASE AND SALE AGREEMENT

BETWEEN

Imperial Oil & Gas, Inc., as Seller

and

Husky Ventures, Inc., as Buyer

Effective Date: January 1, 2012

INDEX TO PURCHASE AND SALE AGREEMENT

ARTICLE I: Purchase and Sale.

1.01 Purchase and Sale
1.02 Interests
1.03 Effective Date

ARTICLE II: Purchase Price.

2.01 Purchase Price
2.02 Payment Schedule

ARTICLE III: Representations and Warranties.

3.01 Representations and Warranties of Seller
3.02 Representations and Warranties of Buyer

ARTICLE IV: Covenants.

4.01 Covenants of Seller
4.02 Covenants of Buyer

ARTICLE V: Conditions to Closing.

5.01 Conditions to Obligations of Seller
5.02 Conditions to Obligations of Buyer
5.03 Conditions to Obligations of Both Parties

ARTICLE VI: Closing.

6.01 Date of Closing
6.02 Place of Closing
6.03 Closing Obligations

ARTICLE VII: Obligations after Closing.

7.01 Post-Closing Adjustments
7.02 Sales Tax and Recording Fees
7.03 Indemnification
7.04 Proceeds of Production

7.05 Further Assurances
7.06 Survival

ARTICLE VIII: Termination.

8.01 Termination
8.02 Return of Information
8.03 Liabilities Upon Termination
8.04 Default and Liquidated Damages

ARTICLE IX: Miscellaneous.

10.01 Expenses
10.02 Notices
10.03 Amendment
10.04 Assignment
10.05 Announcements
10.06 Generality of Provisions
10.07 Headings
10.08 Counterparts
10.09 References
10.10 Governing Law
10.11 Entire Agreement
10.12 Parties in Interest

EXHIBIT "A" Interests, Leases, and Lands
EXHIBIT "B" Balancing Status
EXHIBIT "C" Opinion of Buyer's Counsel
EXHIBIT "D" Opinion of Seller's Counsel
EXHIBIT "E" Form of Assignment, Bill of Sale, and Conveyance

PURCHASE AND SALE AGREEMENT

Seller: Imperial Oil and Gas, Inc.
Buyer: Husky Ventures, Inc.

For the consideration, mutual promises, and agreements, and the benefits to be derived by Seller and Buyer, the receipt and sufficiency of which are acknowledged, Buyer and Seller have entered into this Purchase and Sale Agreement (the "Agreement") and agree as follows:

ARTICLE I
PURCHASE AND SALE

1.01 Purchase and Sale. Seller agrees to sell and convey to Buyer and Buyer agrees to purchase from and pay Seller for the Interests, described in §1.02, subject to the terms and conditions of this Agreement.

1.02 Interests. All of the following shall be referred to as the "Interests":

(a) The undivided interests described in Exhibit "A" and all of Seller's interests in the estates created by the leases, licenses, permits, and other agreements described in Exhibit "A" (collectively the "Leases"), insofar as the Leases cover and relate to the lands described in Exhibit "A" (the "Lands"), together with like undivided interests in and to all the property and rights incident to the Leases and Lands, including all rights in, to, and under all agreements, oil and/or purchase and sale contracts, leases, permits, rights-of-way, easements, licenses, farmouts, options, and orders in any way relating to the Lands and Leases;

(b) A like undivided interest in and to all of the personal property, fixtures, and improvements now, or as of the Effective Date as defined in §1.03, on the Lands, or used or obtained in connection with the Lands and Leases or with the production, treatment, sale or disposal of all produced or attributable hydrocarbons or water and all other appurtenances; and,

(c) All other leasehold interests, overriding royalty interests, mineral interests and other interests, if any, whether now owned or to be later acquired by Seller by operation of law or under the terms of any agreement(s), in and to the Lands and the Leases, and in or attributable to all production from the Lands and Leases.

1.03 Effective Date. The purchase and sale of the Interests shall be effective for all purposes as of the date of their assignment to Imperial Oil and Gas, Inc., at 7 a.m., local time (the "Effective Date"). The Effective Date is determined for each locality described in Exhibit "A" in accordance with the time generally observed in said locality.

ARTICLE II
PURCHASE PRICE

2.01 Purchase Price. The purchase price for the Interests shall be $540,000.00 (the "Purchase Price") plus additional consideration described in a mutually agreed Area of Mutual Interest (“AMI”) between Buyer and Seller dated contemporaneously herewith to be executed at closing.

2.01 Payment Schedule. The purchase price will be $540,000.00 due at Closing (Payment).

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.01 Representations and Warranties of Seller. Seller makes the following representations and warranties to Buyer:

(a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) Seller has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement, and to perform its obligations under this Agreement. The consummation of the transactions contemplated by this Agreement will not violate or be in conflict with any provision of Seller's charter, bylaws or governing documents, or any contracts, agreements, or instruments to which Seller is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to Seller.

(c) The execution, delivery, and performance of this Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by all requisite action, corporate and otherwise, on the part of Seller.

(d) This Agreement has been duly executed and delivered on behalf of Seller, and at Closing all documents and instruments required by this Agreement, to be executed and delivered by Seller, shall have been duly executed and delivered. This Agreement does, and the documents and instruments shall, constitute legal and valid obligations of Seller.

3.02 Representations and Warranties of Buyer. Buyer makes the following representations and warranties to Seller:

(a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of ____ and is duly qualified to carry on its business in each of the states in which the Lands and Leases are located.

(b) Buyer has all requisite power and authority to carry on its business as presently conducted to enter into this Agreement, to purchase the Interests on the terms described in this Agreement and to perform its other obligations provided for in this Agreement. The consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with, any provision of Buyer's charter, bylaws or governing documents, or any agreement or instrument to which Buyer is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to Buyer.

(c) The execution, delivery, and performance of this Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by all requisite action, corporate and otherwise, on the part of Buyer.

(d) This Agreement has been duly executed and delivered on behalf of Buyer, and at Closing all documents and instruments required by this Agreement to be executed and delivered by Buyer shall have been duly executed and delivered. This Agreement does, and the documents and instruments shall, constitute legal and valid obligations of Buyer.

(e) Buyer has incurred no liability, contingent or otherwise, for Brokers' or finders' fees relating to the transactions contemplated by this Agreement for which Seller shall have any responsibility.

ARTICLE IV
COVENANTS

4.01 Covenants Of Seller. Seller covenants and agrees with Buyer as follows:

(a) Seller shall not propose any operations for the drilling of any new well or the redrilling of any existing well on the Interests after the date of this Agreement without the prior written consent of Buyer.

(b) Seller shall carry on its business with respect to the Interests in substantially the same manner as Seller has prior to the date of this Agreement and shall not introduce any new method of management, operation or accounting with respect to the Interests.

(c) Without the prior written consent of Buyer, Seller shall not enter into any new agreements or commitments with respect to the Interests which extend beyond Closing, shall not abandon any well located on the Interests nor release or abandon all or any portion of any of the Leases, shall not modify or terminate any of the agreements relating to the Interests, and shall not encumber, sell or otherwise dispose of any of the Interests other than personal property that is replaced by equivalent property or consumed in the normal operation of the Interests.

(d) Seller shall cause Buyer to remain duly designated Operator of all wells included in the Interests which Seller operates, and allow Buyer to take over operations of those wells as of 7 a.m. local time on the day after the Closing.

(e) Seller grants Buyer and its employees and agents the right of access to the Interests and the right to witness and conduct well tests on the Interests.

(f) Seller shall use its best efforts to take or cause to be taken all such actions as may be necessary or advisable to consummate and make effective the sale of the Interests and the transactions contemplated by this Agreement and to assure that as of the Closing Date Seller will not be under any material corporate, legal or contractual restriction that would prohibit or delay the timely consummation of such transactions.

(g) Seller shall cause all of its representations and warranties contained in this Agreement to be true and correct on and as of the Closing Date. To the extent the conditions precedent to the obligations of Buyer are within the control of Seller, Seller shall cause such conditions to be satisfied on or prior to the Closing Date and, to the extent the conditions precedent to the obligations of Buyer are not within the control of Seller, Seller shall use its best efforts to cause such conditions to be satisfied on or prior to the Closing Date.

(h) Seller shall promptly notify Buyer if any representation or warranty of Seller contained in this Agreement is discovered to be or becomes untrue, or if Seller fails to perform or comply with any covenant or agreement contained in this Agreement or it is reasonably anticipated that Seller will be unable to perform or comply with any covenant or agreement contained in this Agreement.

4.02 Covenant of Buyer. Buyer covenants and agrees with Seller as follows:

(a) Buyer shall use diligent efforts to take or cause to be taken all such actions as may be necessary or advisable to consummate and make effective the purchase of the Interests and the transactions contemplated by this Agreement and to assure that as of the Closing Date Buyer will not be under any material corporate, legal or contractual restriction that would prohibit or delay the timely consummation of such transactions.

(b) Buyer shall cause all of its representations and warranties contained in this Agreement to be true and correct on and as of the Closing Date. To the extent the conditions precedent to the obligations of Seller are within the control of Buyer, Buyer shall cause such conditions to be satisfied on or prior to the Closing Date and, to the extent the conditions precedent to the obligations of Seller are not within the control of Buyer, Buyer shall use diligent effort to cause such conditions to be satisfied on or prior to the Closing Date.

(c) Buyer shall promptly notify Seller if any representation or warranty of Buyer contained in this Agreement is discovered to be or becomes untrue, or if Buyer fails to perform or comply with any covenant or agreement contained in this Agreement or it is reasonably anticipated that Buyer will be unable to perform or comply with any covenant or agreement contained in this Agreement.

(d) Buyer shall use its best efforts in safeguarding and maintaining in a secure manner all engineering, geological and geophysical data, reports and maps, and all other confidential data provided by Seller, in the possession of Buyer, relating to the Interests.

ARTICLE V
CONDITIONS TO CLOSING

5.01 Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction, or waiver by Seller, of the following conditions:

(a) All representations and warranties of Buyer contained in this Agreement shall be true in all material respects at and as of Closing as if such representations and warranties were made at and as the Closing, and Buyer shall have performed and satisfied all covenants and agreements required by this Agreement to be performed and satisfied by Buyer at or prior to Closing.
(b) Buyer has demonstrated that Husky has the ability to make the Payment timely at Closing.

5.02 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction, or waiver, by Buyer, of the following conditions:

(a) All representations and warranties of Seller contained in this Agreement shall be true in all material respects at and as of Closing as if such representations and warranties were made at and as of Closing, and Seller shall have performed and satisfied all agreements required by this Agreement to be performed and satisfied by Seller at or prior to Closing.

(b) Seller shall have obtained all needed or necessary consents to this transaction.

5.03 Conditions to Obligations of Both Parties. The obligations of Seller and Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction, or waiver, by both parties, of the following conditions:

(a) Buyer and Seller have executed the AMI

(b) There shall not be pending or instituted, threatened or proposed, any action or proceeding by or before any court, administrative agency, or any other person challenging, complaining of, or seeking to collect damages or other relief in connection with the transactions contemplated by this Agreement.

(b) No state or federal statute, rule, regulation or action shall exist or shall have been adopted or taken and no judicial or administrative decision shall have been entered, whether on a preliminary or final basis, that would prohibit, restrict, or delay the consummation of the transactions contemplated by this Agreement, or make the payments due by the terms of this Agreement to be illegal.

ARTICLE VI
CLOSING

6.01 Date of Closing. Subject to the conditions stated in this Agreement, the consummation of the transactions contemplated by this Agreement (the "Closing Date") shall be held on January 4, 2012, or such other date as the Buyer and Seller agree to in writing. This date, as amended if amended, shall be referred to as the "Closing Date."

6.02 Place of Closing. The Closing shall be held at the offices of Husky Ventures, Inc., or at such other place as Buyer and Seller may agree upon in writing.

6.03 Closing Obligations. At the Closing the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

(a) Seller shall execute, acknowledge and deliver (in sufficient counterparts to facilitate recording) the assignment, bill of sale and conveyance in the form attached as Exhibit "B," conveying the Interests to Buyer. As appropriate, Seller shall also execute, acknowledge and deliver separate assignments of the Interests on officially approved forms in sufficient counterparts to satisfy applicable statutory and regulatory requirements.

(b) Buyer shall deliver to Seller or to Seller's account a certified or bank cashier's check or direct bank wire transfer for the Payment.

(d) Seller shall deliver to Buyer exclusive possession of the Interests.

(e) Seller and Buyer shall execute, acknowledge, and deliver division or transfer orders or letters in lieu of division and transfer orders directing all purchasers of production to make payment of proceeds attributable to production from the Interests, after the Effective Date, to Buyer.

(f) Seller shall deliver to Buyer all files and records relating to the Interests, including, without limitation, all information and material referred to in §4.01(a) and 4.01(b) not previously delivered to Buyer.

ARTICLE VII
OBLIGATIONS AFTER CLOSING

7.01 Sales Taxes and Recording Fees. Buyer shall pay all sales taxes occasioned by the sale of the Interests. Buyer shall pay all documentary, filing, and recording fees required in connection with the filing and recording of the assignments described in §6.03 (a) above.

7.02 Indemnification. After the Closing, Buyer and Seller shall indemnify each other as follows:

(a) Buyer shall defend, indemnify, save, and hold Seller harmless against all claims, costs, expenses, and liabilities with respect to the Interests, which accrue or relate to times after the Effective Date, excluding those incurred by Seller with respect to the sale of the Interests to Buyer or the negotiations leading to such sale and excluding those that result from or are attributable to the negligence or willful misconduct of Seller, its employees or agents with respect to the operation and maintenance of the Interests, and excluding those that result from or are attributable to any representation of Seller contained in this Agreement being untrue or a breach of any warranty or covenant of Seller contained in this Agreement.

(b) Seller shall defend, indemnify, save, and hold Buyer harmless against all claims, costs, expenses, and liabilities with respect to the Interests, which accrue or relate to times prior to the Effective Date, excluding those incurred by Buyer with respect to the purchase of the Interests by Buyer or the negotiations leading to such purchase, and excluding those that result from or are attributable to any representation of Buyer contained in this Agreement being untrue or a breach of any warranty or covenant of Buyer contained in this Agreement.

7.03 Proceeds of Production. Buyer shall be entitled to receive all proceeds of production, attributable to the Interests after the Effective Date. Seller shall be entitled to receive all proceeds of production attributable to the Interests prior the Effective Date.

7.04 Further Assurances. Seller and Buyer shall execute, acknowledge, and deliver or cause to be executed, acknowledged, and delivered such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Agreement and under any Exhibit, document, certificate, or other instrument delivered pursuant to this Agreement.

7.05 Survival. The representations, warranties, covenants, agreements and indemnities provided in this Agreement shall survive Closing and the close of this transaction and shall remain in full force and effect and binding on Seller and Buyer for a period of 3 years following the Closing Date.

ARTICLE VIII
TERMINATION

8.01 Termination. This Agreement and the transactions contemplated by this Agreement may be terminated in the following instances:

(a) By either Buyer or Seller if any condition set forth in §6.03 above shall not be satisfied at the Closing.

(b) By Buyer if any condition set forth in §5.02 above shall not be satisfied on or before January 3, 2012.

(c) By Seller if any condition set forth in §5.01 above shall not be satisfied on or before January 3, 2012.

(d) By the mutual written agreement of Buyer and Seller.

This Agreement shall terminate without any further action by Seller or Buyer if the Closing has not occurred on or before January 15, 2012.

8.02 Return of Information. If this Agreement is terminated Buyer shall return to Seller all information and material delivered to Buyer by Seller pursuant to the terms of this Agreement.

8.03 Liabilities Upon Termination. If this Agreement is terminated for any reason or is breached, nothing contained in this Agreement shall be construed to limit Seller's or Buyer's legal or equitable remedies including, without limitation, damages for the breach or failure of any representation, warranty, covenant or agreement contained in this Agreement and the right to enforce specific performance of this Agreement.
ARTICLE IX
MISCELLANEOUS

9.01 Expenses. Except as otherwise specifically provided in this Agreement, all fees, costs, and expenses incurred by Buyer or Seller in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the party incurring the same, including with limitation, legal and accounting fees, costs and expenses.

9.02 Notices. All notices and communications required or permitted under this Agreement shall be in writing and shall be effective when delivered addressed as follows:

If to Seller: Husky Ventures, Inc. 201 North Robinson, Suite 1800 Oklahoma City, OK 73102 Attention: Charles V. Long, Jr.	If to Buyer: Imperial Oil & Gas, Inc. 106 E. 6th St., Ste 900 Austin, TX 78701 Attention: Robert R. Durbin

Either party may, by written notice delivered to the other, change the address to which delivery shall thereafter be made.

9.03 Amendment. This Agreement may not be altered or amended, nor any rights provided for in this Agreement waived, except by an instrument in writing executed by the party or parties to be charged with such amendment or waiver. No waiver of any term, provision, or condition of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, provision, or condition or as a waiver of any other term, provision, or condition of this Agreement.

9.04 Assignment. Seller and/or Buyer may not assign any portion of its rights or delegate any portion of its duties or obligations under this Agreement without the prior written consent of the other party.

9.05 Announcements. Seller and Buyer shall consult with each other with regard to all press releases and other announcements concerning this Agreement or the transaction contemplated by this Agreement and, except as may be required by applicable laws or regulations of any governmental agency, Buyer and/or Seller shall not issue any press release or any other announcement without the prior written consent of the other party. Said consent shall not be unreasonably withheld. Buyer understands Seller is required to file and 8K disclosing the sale of this acreage and the acquisition of the AMI it is receiving as compensation. Seller will file an 8K describing but not attaching the agreements which will not give the location of the acreage. However, Buyer understands that in the event of a complaint or demand by the SEC additional disclosures may be necessary.

9.06 Generality of Provisions. The specificity of any representation, warranty, covenant, agreement, or indemnity included in or provided in this Agreement, or in any Exhibit, document, certificate, or other instrument delivered pursuant to this Agreement, shall in no way limit the generality of any other representation, warranty, covenant, agreement, or indemnity included or provided in this Agreement, or in any Exhibit, document, certificate or other instrument delivered pursuant to the terms of this Agreement.

9.07 Headings. The headings of the articles and sections of this Agreement are for guidance, convenience and reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

9.08 Counterparts. This Agreement may be executed by Buyer and Seller in any number of counterparts, each of which shall be deemed an original instrument, but all together shall constitute but one and the same instrument. This Agreement shall become operative when each party has executed at least one counterpart of this Agreement.

9.09 References. References made in this Agreement, including use of a pronoun, shall be deemed to include, where applicable, masculine, feminine, singular or plural, individuals, partnerships, or corporations. As used in this Agreement, "person" shall mean any natural person, corporation, partnership, trust, estate, or other entity. As used in this Agreement, "affiliate" of a person shall mean any partnership, joint venture, corporation, or other entity in which such person has an interest or which controls, is controlled by or is under common control with such person.

9.10 Governing Law. This Agreement and the transactions contemplated by this Agreement shall be construed in accordance with, and governed by, the laws of the State of Oklahoma.

9.11 Entire Agreement. This Agreement (including all Exhibits) constitutes the entire understanding between Buyer and Seller with respect to the subject matter of this Agreement, and supersedes all negotiations, prior discussions, prior agreements, and understandings relating to such subject matter. No material representation, warranty, covenant, agreement, promise, inducement or statement, whether oral or written, has been made by Seller or Buyer and relied upon by other that is not set forth in this Agreement or in the instruments referred to in this Agreement, and Seller and/or Buyer shall not be bound by or liable for any alleged representation, warranty, covenant, agreement, promise, inducement, or statement not set forth in this Agreement.

9.12 Parties in Interest. This Agreement shall be binding on and inure to the benefit of the parties to this Agreement and, except as otherwise prohibited, their respective successors and assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any other person or entity any benefits, rights or remedies.

This Purchase and Sale Agreement is signed by Seller and Buyer as of the date of their signatures below, but is deemed effective for all purposes as of the Effective Date provided in §1.03.

Date: January 10, 2012

Buyer: Husky Ventures, Inc. /s/Charles V. Long, Jr.	Seller: Imperial Oil & Gas, Inc. /s/Robert R. Durbin
By: Charles V. Long, Jr.	By: Robert R. Durbin, CEO